FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 10, 2002




                              KINSHIP SYSTEMS, INC.
             -----------------------------------------------------
             (Exact Name of registrant as specified in its charter)



           Utah                       333-40954              87-0648148
           ----                       ---------              ----------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employ
   of incorporation)                                      Identification No.)


    1245 E. Brickyard Rd., Brickyard Tower, #590, Salt Lake City, UT  84106
    -----------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code  (801) 433-2000
                                                           --------------

           22 East 100 South/Fourth Floor, Salt Lake City, UT   84111
           ----------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Certain  statements  in  this  Form 8-K may contain  forward-looking  statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), including, without limitation, statements regarding the Company's expectations, beliefs, estimates, intentions, and strategies about the future.
Words   such  as,  "anticipates,"  "expects,"  "intends,"  "plans,"  "believes,"
"seeks," "estimates," or variations of such words and similar expressions are intended to identify such forward-looking statements, but their absence does not mean that the statement is not forward-looking. The Company desires to avail itself of certain "safe harbor" provisions of the Act and is therefore including this special note to enable the Company to do so and to disclose any such projections without warranting they can be realized.

ITEM 1.  CHANGE OF CONTROL

On September 10, 2002, Kinship Systems, Inc. ("Kinship" or "Company") entered into a Letter of Intent with Caribbean Clubs International, Inc. ("CCI"), a start-up resort management company, by which the Company will fully acquire CCI in a share exchange transaction. In connection with the acquisition of CCI, the CCI shareholders will own approximately 88% of the total issued and outstanding shares of the Company. In connection with the transaction, the existing officers and directors of the Company will resign and be replaced by CCI appointees.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

CCI is a Delaware corporation having its principal place of business at 237 Park Avenue, 21st Floor, New York, NY 10017 and intends to principally engage in the acquisition and management of resort properties primarily located in the
Caribbean area. To date, CCI has been a privately owned entity. At the present, CCI is attempting to complete its initial private financing of $1,000,000, and it expects to acquire and operate two Caribbean based resorts.

In the event of the successful completion of the acquisition, CCI would become a wholly owned subsidiary of Kinship and Kinship would issue and cause to be distributed 11,123,250 restricted common stock to the CCI shareholders representing approximately 88.21% of the issued and outstanding shares of Kinship at the closing of the acquisition. It is also agreed that at closing CCI would substitute a new Board of Directors and management for Kinship.
Management will also propose a change of name to reflect the new business activities of the Company, and may propose other actions necessary to reflect the change of business purpose, name and acquisition of the new assets. This type of acquisition where the public company essentially provides the vehicle for acquisition, but all of the management, business purpose, name and other characteristics of the acquired business are provided by the acquired company is often characterized as a "reverse acquisition".

The closing of this acquisition is subject to termination or subsequent adjustment if CCI does not raise certain minimum capital to acquire and fund the initial development of two new resorts in the Caribbean. There can be no assurance or warranty that such amounts will be raised or that such resorts can be acquired. The Company will, of course, provide notice through a subsequent Form 8-K filing or direct communication as to the closing of the reverse


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acquisition or any extension of the closing date or material modification of the
acquisition.   Finally, the transaction is conditional upon CCI's  determination that  Kinship  has performed fully and made correct and appropriate  disclosures
under  the  Letter of Intent.   No warranty or assurance of these  contingencies
can be made, but it is anticipated that the closing will occur on or before October 1, 2002, if satisfied.

Kinship is currently in the process of determining what shareholder notice, ratification and/or related rights as to the various terms of the acquisition will be required. It is anticipated that a subsequent shareholder notice or a proxy solicitation will be forthcoming.

Specific terms of the proposed acquisition would provide for the following material terms, consequences or results for Kinship and its shareholders:

     (1) Upon closing, Kinship will acquire all of the presently issued and outstanding shares of CCI and CCI will become the wholly owned operating subsidiary of Kinship. It is anticipated that there will be approximately two million CCI shares to be transferred as of the date of the Letter of Intent.

     (2) Kinship will cause to be issued to the CCI shareholders, at closing, 11,123,250 new shares of Kinship restricted stock in exchange for the CCI shares. Additionally, 170,000 new Kinship shares will be issued to Olympic Capital Group ("Olympic") together with a payment of $30,000 in cash from CCI to Olympic for consulting services associated with this acquisition. Of the 170,000 shares issued to Olympic on January 1, 2003, and for a ten day period thereafter, Olympic will have the right to "put" (sell back) 20,000 shares to CCI at an agreed price of $2.50 per share.

     (3) In addition to the new shares issued to CCI, the Kinship founders and current principal shareholders will agree to transfer 50,000 shares of Kinship restricted stock to CCI or its assigns for $130,000 at closing.

     (4) The resulting stock ownership in the reorganized company at closing will be:

          (i)     Public Float                              102,750 shares
          (ii)    Original Kinship shareholders           1,220,000 shares
          (iii)   Olympic Capital Group                     170,000 shares
          (iv)    CI Founders and Affiliates             11,173,250 shares

                  Total issued and outstanding shares    12,666,000 shares

     (5) The original shares retained by Kinship will become subject to a "leak out provision" commencing on December 15, 2002, which will not allow the original holders to sell more than 10% of their collective Kinship/CCI shareholdings per month commencing on December 15, 2002. The original shareholders agree not to sell any shares prior to December 15, 2002.

     (6) The closing will be contingent upon CCI completing an initial round of private financing of $1,000,000 U.S. by not later than October 1, 2002. After the closing, CCI intends to raise additional funding to acquire and


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operate  two  resort  properties in the Caribbean by an anticipated  six  months after the closing. In the event that funding for the two resort properties is not completed within such six months period from the closing, CCI will provide the founders with a seat on the Board of Directors and warrants to acquire 2% of the then issued and outstanding shares with an exercise price equal to 75% of the prevailing market price on that date. If there is not a quoted market price, then at $2.50 per share.

     (7) It is expected that CCI will be required to comply with certain accounting and auditing requirements concerning its financial statements as required under Securities and Exchange Commission's rules and regulations. The consolidated companies (CCI/Kinship) will subsequently file combined financials in accordance with SEC rules and regulations.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Letter of Intent dated September 10, 2002 by and between Kinship Systems, Inc. and Caribbean Clubs International, Inc.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          KINSHIP SYSTEMS, INC.



Date:  September 19, 2002       By:   /s/ Terry Deru
                                _______________________
                                Mr. Terry Deru
                                President


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